Exhibit 99.1

Contacts:                                          Kristin Southey

Senior Vice President, Investor Relations

(310) 255-2635

ksouthey@activision.com

Maryanne Lataif

Senior Vice President, Corporate Communications

(310) 255-2704

mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD REPORTS DECEMBER QUARTER AND
CALENDAR YEAR 2009 FINANCIAL RESULTS

-   Company Announces $1 Billion Share Repurchase Program –

-   Annual Cash Dividend of $0.15 per Common Share –

-   For CY 2010 Company Expects Record Operating Margin and EPS -

Santa Monica, CA – February 10, 2010 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced December quarter and calendar year 2009 financial results.

For calendar year 2009, Activision Blizzard’s GAAP net revenues were $4.28 billion.  On a non-GAAP basis, the company’s net revenues were $4.78 billion.

For calendar year 2009, Activision Blizzard’s GAAP earnings per diluted share were $0.09.  The results include a $0.19 per share reduction in the valuation of intangible assets reflecting the impact of a weaker market on the casual and music genres.  Excluding this charge, GAAP earnings per diluted share would have been $0.28 per share.  On a non-GAAP basis, the company’s earnings per diluted share were $0.69.

For the quarter ended December 31, 2009, Activision Blizzard’s GAAP net revenues were $1.56 billion.  On a non-GAAP basis, the company’s net revenues were $2.50 billion.

For the quarter ended December 31, 2009, Activision Blizzard had a GAAP loss per diluted share of $0.23.  The results include the $0.19 per share reduction in the valuation of intangible assets described above.  Excluding this charge, GAAP loss per share would have been $0.04.  On a non-GAAP basis, the company’s earnings per diluted share were $0.49.

(more)

Activision Blizzard reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Separately, Activision Blizzard also announced that its Board of Directors has authorized a stock repurchase program under which the company can repurchase up to $ 1 billion of the company’s common stock.  The Board of Directors also declared an annual cash dividend of $0.15 per common share payable on April 2, 2010 to shareholders of record at the close of business on February 22, 2010.

Robert Kotick, CEO of Activision Blizzard, stated, “We delivered better-than-expected calendar year non-GAAP financial results and our fourth quarter non-GAAP net revenues and non-GAAP earnings per share were the highest in our company’s history. On a non-GAAP basis, our performance enabled us to deliver the most profitable year in our company’s history and record operating margin.   We generated approximately $1.2 billion in operating cash flow and ended the year with approximately $3.3 billion in cash and investments.  For the calendar year, in the U.S. and Europe, Call of Duty®: Modern Warfare™ 2 was the #1 best-selling title overall and  DJ Hero™ was the highest grossing new IP launched in 2009.   Additionally, through Blizzard Entertainment®’s World of Warcraft, we remain #1 in the subscription-based massively multiplayer online role-playing game category worldwide, according to The NPD Group and internal Activision Blizzard estimates.”

Kotick continued, “Despite these challenging times, in 2010 we remain focused on expanding operating margins by growing our high-margin digital/online revenues, directing our resources to the largest and most profitable opportunities and realizing operational efficiencies globally.  On a non-GAAP basis, we expect to deliver a year of record net earnings and operating margins and are taking another step towards our long-term objective of operating margins of 30% or more.  In calendar year 2010, we expect our net earnings and operating margin growth will be driven by our product slate that includes Blizzard Entertainment’s Starcraft® II and the World of Warcraft expansion pack, Cataclysm™, as well as a diversified lineup based on Activision Publishing’s best-selling franchises including Call of Duty, Guitar Hero® and Tony Hawk®, together with other well-known titles such as True Crime®, Spider-Man® and Bakugan®.”

(more)

“Our significant accomplishments in 2009 are the result of the expertise and skills of our employees around the world.  Their hard work and commitment to excellence made us stronger even during difficult times.  Our strategy and capabilities are supported by a very strong financial position. We continue to put our cash to work, including the announcements we made today — the authorization of our second billion dollar stock buyback program in two years and our first cash dividend, both of which reflect our confidence in the future and our 18-year commitment to industry leading shareholder value creation,” Kotick added.

Business Highlights

In the U.S. and Europe, for calendar year 2009, Activision Blizzard increased its share 1.8 points over the previous year across all platforms to 16% and had two of the top-five best-selling franchises on the consoles across all platforms — Call of Duty and Guitar Hero®, according to The NPD Group, Charttrack and Gfk. Additionally, the company was the #1 U.S. publisher overall for the PlayStation® 3 computer entertainment system and the Xbox 360™ video game system from Microsoft and the #1 third-party publisher for the Nintendo Wii™, according to The NPD Group, Charttrack and Gfk.

Other highlights are as follows:

•                  For calendar year 2009, Activision Blizzard had the highest share point gain of any publisher in Europe from 11.9% to 13.9%, according to Charttrack and Gfk.

•                  Guitar Hero was a top four franchise overall and the #1 music franchise in the U.S. and Europe for the calendar year, according to The NPD Group, Charttrack and Gfk.

•                  In the U.S. and Europe, DJ Hero™ was the highest grossing new intellectual property launched in 2009, according to The NPD Group, Charttrack and Gfk.

•                  Activision Blizzard had two of the top five best-selling PC titles in dollars in the U.S. and Europe for the calendar year — Call of Duty®: Modern Warfare™ 2 and Blizzard Entertainment’s World of Warcraft: Wrath of the Lich King™, according to The NPD Group, Charttrack and Gfk.

•                  For the December quarter, Activision Blizzard was the #1 publisher overall in the U.S. and Europe and grew its share 1.7 points over the previous year across all platforms to 20.1%, according to The NPD Group, Charttrack and Gfk.

(more)

•                  During the December quarter, in the U.S. and Europe, Call of Duty: Modern Warfare 2 was the #1 best-selling console title in dollars and the Call of Duty franchise was the #1 franchise overall, according to The NPD Group, Charttrack and Gfk.

•                  In November 2009, Call of Duty: Modern Warfare 2 became the first video game ever to surpass $550 million in retail sales in its first five days of release, according to Activision Publishing’s internal estimates.  To date, the game has sold more than $1 billion in retail sales worldwide, according to The NPD, Charttrack and Gfk.

•                  On November 17, 2009, Activision Publishing announced the appointments of industry veterans Glen A. Schofield as Vice President and General Manager and Michael Condrey as Vice President and COO of Sledgehammer Games, a new wholly-owned game development studio located in Foster City, California.

•                  On December 14, 2009, Activision Publishing announced that the company is currently in development on a new open world True Crime game inspired by classic Hollywood and Asian cinema-style action thrillers.  The game which is being developed by United Front Games is expected to launch later this year.

•                  As of December 31, 2009, approximately 11.5 million gamers worldwide are subscribed to play Blizzard Entertainment’s World of Warcraft.

•                  As of December 31, 2009, Activision Blizzard completed its $1.25 billion authorized stock repurchase program.  The company purchased approximately 115 million shares of common stock at an average price of $10.87 per share since the program’s inception in November 2008.

•                  On February 2, 2010, Activision Publishing announced that David Haddad, Chief Operating Officer of Guitar Hero, has assumed the operational responsibilities for the Guitar Hero business unit.

Company Outlook

For the first quarter of calendar year 2010, Activision Publishing expects to release one title during the last week of March, How To Train Your Dragon™.  The game is based on DreamWorks Animation’s upcoming 3D movie and is expected to be published for the PlayStation 3 computer entertainment system, Xbox 360 video game system from Microsoft, Nintendo Wii and Nintendo DS™.

(more)

Activision Blizzard’s outlook is subject to significant risks and uncertainties including declines in demand for its products, competition, fluctuations in foreign exchange and tax rates, counterparty risks relating to customers, licensees, licensors and manufacturers and risks relating to the ongoing ability of Blizzard Entertainment’s licensee, NetEase.com, Inc., to operate World of Warcraft in China on a paying basis without interruption.

The company’s outlook is also based on assumptions about sell through rates for its products, and the launch timing, success and pricing of its new slate of products.  Current macroeconomic conditions increase those risks and uncertainties.  As a result of these and other factors, actual results may deviate materially from the outlook presented below.

For calendar year 2010, Activision Blizzard expects GAAP net revenues of $4.2 billion, and GAAP earnings per diluted share of $0.47.   On a non-GAAP basis, the company expects net revenues of $4.4 billion and non-GAAP earnings per diluted share of $0.70 for the calendar year.

For the first quarter 2010, Activision Blizzard expects GAAP net revenues of $1.1 billion, and GAAP earnings per diluted share of $0.20. On a non-GAAP basis, the company expects net revenues of $525 million and $0.02 earnings per diluted share for the March quarter.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter and year ended December 31, 2009 and management’s outlook for 2010. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call and view a brief supporting slide presentation via live Webcast or to listen to the call live by dialing into 888-695-0608 in the U.S with passcode 2419717.

(more)

Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP): the impact of the change in deferred net revenues and related cost of sales with respect to certain of the company’s online-enabled games; expenses related to share-based payments; Activision Blizzard’s non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that the company has exited or substantially wound down); costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); the amortization of intangibles and impairment of intangible assets; and the associated tax benefits.

As online functionality becomes a more important component of gameplay, certain of the company’s online-enabled games for certain platforms contain a more-than-inconsequential separate service deliverable in addition to the product, and the company’s performance obligations for these games extend beyond the sale of the games. Vendor-specific objective evidence of fair value does not exist for the online services, as the company does not separately charge for this component of online-enabled games. As a result, the company recognizes all of the revenues from the sale of these games ratably over the estimated service period. In addition, the company defers the cost of sales of these titles to match revenues.

Revenue related to the sale of Blizzard Entertainment’s World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, is deferred and recognized ratably over the estimated subscription life beginning upon activation of the software and delivery of the services.

As a consequence, the company’s non-GAAP results exclude the impact of the change in deferred net revenues and related cost of sales associated with certain of the company’s online-enabled games for certain of the Microsoft, Sony, Nintendo and PC platforms and for World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, to provide comparable year-over-year performance.

Management believes that the use of non-GAAP measures that eliminate the impact of the change in deferred net revenues and related cost of sales in its operating results is important when evaluating Activision Blizzard’s operating performance, and when planning, forecasting and analyzing future periods.

(more)

Management also believes that non-GAAP measures that exclude Activision Blizzard’s non-core exit operations, costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities), the amortization of intangibles and the impairment of intangible assets provide a better comparison to prior periods in which Activision, Inc. and Vivendi Games, Inc. were operating as stand-alone companies, and that the resulting effects arising from the business combination do not affect the ongoing economics of the combined entity.

Management also believes that excluding expenses related to share-based payments provides more comparable operating performance results. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net revenues, net income (loss), earnings (loss) per share and operating margin as determined in accordance with GAAP, and this may reduce comparability with other companies that calculate similar non-GAAP measures differently.  Management compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

(more)

Comparable-Basis Presentation by Segment — Non-GAAP Comparable Measures

On July 9, 2008, the business combination between Activision, Inc. and Vivendi Games, Inc. was consummated.  As a result of the consummation of the business combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the business combination resulted in Vivendi S.A. obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the business combination was treated as a “reverse acquisition,” with Vivendi Games, Inc. deemed to be the accounting acquirer.  As a result, the historical financial statements of Activision Blizzard prior to July 10, 2008 are those of Vivendi Games, Inc. and the results of Activision, Inc.  prior to July 10, 2008 are not included as part of Activision Blizzard’s historical financial statements.

As one means of analyzing Activision Blizzard’s performance, the company presents data that combines (1) the company’s results after July 9, 2008, (2) Vivendi Games, Inc.’s results prior to July 10, 2008 and (3) Activision, Inc.’s results prior to July 10, 2008.

Management uses information prepared on this comparable basis internally to compare results and believes that this presentation provides investors with additional useful information to understand the company’s performance on a year-over-year comparable basis.  However, the data is not presented in accordance with GAAP and is not presented in accordance with Article 11 of Regulation S-X relating to pro forma financial statements.

The non-GAAP information presented should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The following data is presented in the attachments to this press release:

•                  Non-GAAP Comparable Basis Segment Net Revenues for the quarters and years ended  December 31, 2009 and 2008

•                  Non-GAAP Comparable Basis Segment Operating Income (Loss) for the quarters and years ended December 31, 2009 and 2008

In conjunction with the business combination, Activision Blizzard changed the manner in which senior management assesses the operating performance of, and allocates resources to, its operating segments.  As a result, the company now operates in three segments:

(more)

i.                  Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games Inc.’s “Sierra Entertainment” operating segment prior to the business combination;

ii.               Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) — publishes traditional games and online subscription-based games in the MMORPG category; and

iii.            Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

With respect to periods prior to July 10, 2008, results for historical Activision, Inc. are reported in the Activision and Distribution segments. Prior to July 1, 2009, Activision Blizzard also presented a fourth segment, representing its non-core exit operations.  These operations are now insignificant and no longer are presented as a separate operating segment.  Therefore, all prior period segment information has been reclassified to conform to the current period’s presentation.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console and handheld game publisher with leading positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Australia, Russia, South Korea, China, and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions to identify forward-looking statements.

(more)

Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the seasonal and cyclical nature of the interactive game market, any further difficulties related to World of Warcraft in China, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms, declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, competition from the used game market, adoption rate and availability of new hardware (including peripherals) and related software, industry competition and competition from other forms of entertainment, rapid changes in technology, industry standards and consumer preferences including interest in specific genres such as music, first-person action and massively multiplayer online games, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities, and the other  factors  identified in the risk factors sections of Activision Blizzard’s annual report on Form 10-K for the year ended December 31, 2008 and subsequently filed quarterly reports on Form 10-Q.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

(more)

Exhibit 99.1

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2008 (1)	2009	2008 (1)

Net revenues:
Product sales	$1,232	$1,319	$3,080	$1,872
Subscription, licensing and other revenues	325	320	1,199	1,154

Total net revenues	1,557	1,639	4,279	3,026

Costs and expenses:
Cost of sales - product costs	670	805	1,432	1,160
Cost of sales - software royalties and amortization	136	179	348	267
Cost of sales - intellectual property licenses	152	174	315	219
Cost of sales - massively multi-player online role playing game (“MMORPG”)	54	53	212	193
Product development	265	196	627	592
Sales and marketing	215	244	544	464
General and administrative	94	104	395	271
Impairment of intangible assets	409	—	409	—
Restructuring	(6)	32	23	93

Total costs and expenses	1,989	1,787	4,305	3,259
Operating loss	(432)	(148)	(26)	(233)
Investment and other income (loss), net	(3)	18	18	46
Loss before income tax benefit	(435)	(130)	(8)	(187)
Income tax benefit	(149)	(58)	(121)	(80)

Net income (loss)	$(286)	$(72)	$113	$(107)

Basic earnings (loss) per common share	$(0.23)	$(0.05)	$0.09	$(0.11)
Weighted average common shares outstanding	1,265	1,326	1,283	946

Diluted earnings (loss) per common share	$(0.23)	$(0.05)	$0.09	$(0.11)
Weighted average common shares outstanding assuming dilution	1,265	1,326	1,311	946

(1) On July 9, 2008, a business combination (the “Business Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly-owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly-owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc., a wholly-owned subsidiary of VGAC (“Vivendi Games” or “VG”), was consummated. As a result of the consummation of the Business Combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the Business Combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the Business Combination was treated as a “reverse acquisition,” with Vivendi Games deemed to be the acquirer. As a result, (i) the historical financial statements of the company prior to July 10, 2008 are those of Vivendi Games, Inc. and (ii) the results of Activision, Inc. prior to July 10, 2008 are not included as part of the company’s historical financial statements.

Further, earnings (loss) per share for periods prior to the Business Combination are retrospectively adjusted to reflect the number of equivalent shares received by Vivendi, former parent of Vivendi Games, Inc.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31,	December 31,
	2009	2008 (2)
ASSETS
Current assets:
Cash and cash equivalents	$2,768	$2,958
Short-term investments	477	44
Accounts receivable, net	739	974
Inventories	241	262
Software development	224	235
Intellectual property licenses	55	35
Deferred income taxes, net	498	536
Intangible assets, net	—	14
Other current assets	327	201
Total current assets	5,329	5,259
Long-term investments	23	78
Software development	10	1
Intellectual property licenses	28	5
Property and equipment, net	138	149
Other assets	9	30
Intangible assets, net	618	1,283
Trademark and trade names	433	433
Goodwill	7,154	7,227
Total assets	$13,742	$14,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$302	$319
Deferred revenues	1,426	923
Accrued expenses and other liabilities	779	842
Total current liabilities	2,507	2,084
Deferred income taxes, net	270	615
Other liabilities	209	239
Total liabilities	2,986	2,938

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,376	12,170
Treasury stock	(1,235)	(126)
Accumulated deficit	(361)	(474)
Accumulated other comprehensive loss	(24)	(43)
Total shareholders’ equity	10,756	11,527
Total liabilities and shareholders’ equity	$13,742	$14,465

(2) As previously reported in our September 30, 2009 Form 10-Q, the December 31, 2008 condensed consolidated balance sheet has been adjusted to reflect the correction of an immaterial error related to the elimination of intercompany receivables and payables. The adjustment reduced accounts receivable and accounts payable in the December 31, 2008 condensed consolidated balance sheet by approximately $236 million, and had no impact on net income, earnings per share, working capital or net cash flow. This correction will be made upon filing of our annual report on Form 10-K for the year ended December 31, 2009.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP MEASURES

(Amounts in millions, except earnings (loss) per share data)

Three months ended December 31, 2009			Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Restructuring	Total Costs and Expenses
GAAP Measurement			$1,557	$670	$136	$152	$54	$265	$215	$94	$409	$(6)	$1,989
Less:	Net effect from deferral in net revenues and related cost of sales	(a)	938	194	16	4	—	—	—	—	—	—	214
Less:	Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(16)	—	—	(12)	1	(20)	—	—	(47)
Less:	Costs related to the Business Combination, integration and restructuring	(c)	—	—	—	—	—	—	—	—	—	6	6
Less:	Amortization of intangible assets and purchase price accounting related adjustments	(d)	—	(1)	(29)	(112)	—	—	—	—	—	—	(142)
Less:	Impairment of intangible assets	(e)	—	—	—	—	—	—	—	—	(409)	—	(409)
Non-GAAP Measurement			$2,495	$863	$107	$44	$54	$253	$216	$74	$—	$—	$1,611

Three months ended December 31, 2009			Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement			$(432)	$(286)	$(0.23)	$(0.23)
Less:	Net effect from deferral in net revenues and related cost of sales	(a)	724	552	0.43	0.43
Less:	Stock-based compensation (including purchase price accounting related adjustments)	(b)	47	29	0.02	0.02
Less:	Costs related to the Business Combination, integration and restructuring	(c)	(6)	(4)	(0.00)	(0.00)
Less:	Amortization of intangible assets and purchase price accounting related adjustments	(d)	142	92	0.07	0.07
Less:	Impairment of intangible assets	(e)	409	249	0.19	0.19
Non-GAAP Measurement			$884	$632	$0.50	$0.49

Year ended December 31, 2009			Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Impairment of Intangible Assets	Restructuring	Total Costs and Expenses
GAAP Measurement			$4,279	$1,432	$348	$315	$212	$627	$544	$395	$409	$23	$4,305
Less:	Net effect from deferral in net revenues and related cost of sales	(a)	497	115	(4)	(2)	—	—	5	—	—	—	114
Less:	Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(34)	—	—	(40)	(9)	(71)	—	—	(154)
Less:	Results of Activision Blizzard’s non-core exit operations	(f)	(1)	—	—	—	—	4	(3)	(10)	—	—	(9)
Less:	Costs related to the Business Combination, integration and restructuring	(c)	—	—	—	—	—	—	—	(24)	—	(23)	(47)
Less:	Amortization of intangible assets and purchase price accounting related adjustments	(d)	—	(5)	(66)	(186)	—	—	—	(2)	—	—	(259)
Less:	Impairment of intangible assets	(e)	—	—	—	—	—	—	—	—	(409)	—	(409)
Non-GAAP Measurement			$4,775	$1,542	$244	$127	$212	$591	$537	$288	$—	$—	$3,541

Year ended December 31, 2009			Operating Income (Loss)	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement			$(26)	$113	$0.09	$0.09
Less:	Net effect from deferral in net revenues and related cost of sales	(a)	383	279	0.22	0.21
Less:	Stock-based compensation (including purchase price accounting related adjustments)	(b)	154	96	0.07	0.07
Less:	Results of Activision Blizzard’s non-core exit operations	(f)	8	4	0.00	0.00
Less:	Costs related to the Business Combination, integration and restructuring	(c)	47	28	0.02	0.02
Less:	Amortization of intangible assets and purchase price accounting related adjustments	(d)	259	141	0.11	0.11
Less:	Impairment of intangible assets	(e)	409	249	0.19	0.19
Non-GAAP Measurement			$1,234	$910	$0.70	$0.69

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d) Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

(e) Reflects impairment of intangible assets acquired as a result of purchase price accounting.

(f) Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited, divested or wound down.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP MEASURES

(Amounts in millions, except earnings (loss) per share data)

Three Months ended December 31, 2008			Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement			$1,639	$805	$179	$174	$53	$196	$244	$104	$32	$1,787
Less:	Net effect from deferral in net revenues and related cost of sales	(a)	705	135	61	19	—	—	—	—	—	215
Less:	Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(4)	—	—	(10)	(4)	(25)	—	(43)
Less:	Results of Activision Blizzard’s non-core exit operations	(c)	(1)	—	—	—	—	(10)	(3)	(3)	—	(16)
Less:	Costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(11)	(32)	(43)
Less:	Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(7)	(71)	(118)	—	—	(4)	(1)	—	(201)
Non-GAAP Measurement			$2,343	$933	$165	$75	$53	$176	$233	$64	$—	$1,699

Three Months ended December 31, 2008			Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement			$(148)	$(72)	$(0.05)	$(0.05)
Less:	Net effect from deferral in net revenues and related cost of sales	(a)	490	313	0.24	0.23
Less:	Stock-based compensation (including purchase price accounting related adjustments)	(b)	43	26	0.02	0.02
Less:	Results of Activision Blizzard’s non-core exit operations	(c)	15	11	0.01	0.01
Less:	Costs related to the Business Combination, integration and restructuring	(d)	43	30	0.02	0.02
Less:	Amortization of intangible assets and purchase price accounting related adjustments	(e)	201	121	0.09	0.09
Non-GAAP Measurement			$644	$429	$0.32	$0.31

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited, divested or wound down.

(d) Reflects costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e) Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2009 and 2008

(Amounts in millions)

	Three Months Ended					Year Ended
	December 31, 2009		December 31, 2008			December 31, 2009
	Amount	% of Total	Amount	% of Total	Difference	Amount	% of Total
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$294	19%	$325	20%	$(31)	$1,233	29%
PC and other	60	4	49	3	11	179	4
Sony PlayStation 3	228	15	163	10	65	584	14
Sony PlayStation 2	53	3	205	13	(152)	174	4
Microsoft Xbox 360	324	21	273	17	51	857	19
Nintendo Wii	260	17	317	19	(57)	584	14
Total console	865	56	958	59	(93)	2,199	51
Sony PlayStation Portable	16	1	17	1	(1)	48	1
Nintendo Dual Screen	101	6	118	7	(17)	196	5
Total handheld	117	7	135	8	(18)	244	6
Total Activision and Blizzard	1,336	86	1,467	90	(131)	3,855	90

Distribution:
Total Distribution	221	14	171	10	50	423	10
Total net revenues core operations	1,557	100	1,638	100	(81)	4,278	100

Other	—	—	1	—	(1)	1	—
Total consolidated GAAP net revenues	$1,557	100%	$1,639	100%	$(82)	$4,279	100%

Changes in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	$(4)		$137		$(141)	$(118)
PC and other	92		33		59	74
Sony PlayStation 3	343		169		174	259
Microsoft Xbox 360	429		247		182	284
Nintendo Wii	78		119		(41)	(2)
Total Console	850		535		315	541
Total changes in deferred net revenues	938		705		233	497

Other (1)	$—		$(1)		$1	$(1)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$290	11%	$462	20%	$(172)	$1,115	23%
PC and other	152	6	82	3	70	253	5
Sony PlayStation 3	571	23	332	14	239	843	18
Sony PlayStation 2	53	2	205	9	(152)	174	4
Microsoft Xbox 360	753	30	520	22	233	1,141	24
Nintendo Wii	338	14	436	19	(98)	582	12
Total console	1,715	69	1,493	64	222	2,740	58
Sony PlayStation Portable	16	1	17	1	(1)	48	1
Nintendo Dual Screen	101	4	118	5	(17)	196	4
Total handheld	117	5	135	6	(18)	244	5
Total Activision and Blizzard	2,274	91	2,172	93	102	4,352	91

Total Distribution	221	9	171	7	50	423	9
Total non-GAAP net revenues (2)	$2,495	100%	$2,343	100%	$152	$4,775	100%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues and other.

(2) Total non-GAAP net revenues presented also represents our total operating segments net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2009 and 2008

(Amounts in millions)

	Three Months Ended					Year Ended
	December 31, 2009		December 31, 2008			December 31, 2009
	Amount	% of Total	Amount	% of Total	Difference	Amount	% of Total
GAAP Net Revenues by Geographic Region
North America	$759	49%	$903	55%	$(144)	$2,217	52%
Europe	710	46	660	40	50	1,798	42
Asia Pacific	88	5	75	5	13	263	6
Total net revenues core operations	1,557	100	1,638	100	(81)	4,278	100

Other	—	—	1	—	(1)	1	—
Total consolidated GAAP net revenues	$1,557	100%	$1,639	100%	$(82)	$4,279	100%

Changes in Deferred Net Revenues (1)
North America	$528		$443		$85	$241
Europe	371		241		130	224
Asia Pacific	39		21		18	32
Total changes in net revenues	938		705		233	497

Other (1)	$—		$(1)		$1	$(1)

Non-GAAP Net Revenues by Geographic Region
North America	$1,287	52%	$1,346	58%	$(59)	$2,458	52%
Europe	1,081	43	901	38	180	2,022	42
Asia Pacific	127	5	96	4	31	295	6
Total non-GAAP net revenues (2)	$2,495	100%	$2,343	100%	$152	$4,775	100%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues and other.

(2) Total non-GAAP net revenues presented also represents our total operating segments net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended December 31, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Net Revenues (Amounts in millions)

					Segments /
Three months ended December 31, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment net revenues	$1,945	$329	$221	$2,495	$2,495

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues					(938)

Consolidated net revenues (GAAP)					$1,557

Non-GAAP Comparable Basis Segment Net Revenues	$1,945	$329	$221	$2,495

					Segments /
Three months ended December 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment net revenues	$1,695	$477	$171	$2,343	$2,343

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues					(705)
- Other (v)					1
Consolidated net revenues (GAAP)					$1,639

Non-GAAP Comparable Basis Segment Net Revenues	$1,695	$477	$171	$2,343
- Change in Comparable Basis – Three Months Ended December 31, 2009 vs. 2008				6%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Other represents Non-Core activities, which are handled by certain functional departments of our Activision segment and are insignificant to Activision Blizzard’s financial condition and results of operations. Prior to July 1, 2009, we operated a fourth operating segment, Non-Core, which represented legacy Vivendi Games’ divisions or business units that the company had exited, divested, or wound down as part of our restructuring and integration efforts as a result of the Business Combination. As of July 1, 2009, in light of the decreasing significance of Non-Core activities, we ceased the management of Non-Core as a separate operating segment and consequently we are no longer providing separate operating segment disclosure with respect to Non-Core and have reclassified our prior period’s segment presentation so that it conforms to the current period’s presentation.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Years Ended December 31, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Net Revenues (Amounts in millions)

					Segments /
Year ended December 31, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment net revenues	$3,156	$1,196	$423	$4,775	$4,775

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues					(497)
- Other (v)					1
Consolidated net revenues (GAAP)					$4,279

Non-GAAP Comparable Basis Segment Net Revenues	$3,156	$1,196	$423	$4,775

					Segments /
Year ended December 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment net revenues (VG Jan 1-Dec 31, Activision July 10-Dec 31)	$2,152	$1,343	$227	$3,722	$3,722

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues					(713)
- Other (v)					17
Consolidated net revenues (GAAP)					$3,026

Comparable Presentation Adjustments:
Including Activision, Inc. prior period from July 1 to July 9, 2008
Segment net revenues	35	—	18	53

Including Activision, Inc. prior periods for the six months ended June 30, 2008
Segment net revenues	1,092	—	165	1,257

Non-GAAP Comparable Basis Segment Net Revenues	$3,279	$1,343	$410	$5,032
- Change in Comparable Basis – Year Ended December 31, 2009 vs. 2008				-5%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Other represents Non-Core activities, which are handled by certain functional departments of our Activision segment and are insignificant to Activision Blizzard’s financial condition and results of operations. Prior to July 1, 2009, we operated a fourth operating segment, Non-Core, which represented legacy Vivendi Games’ divisions or business units that the company had exited, divested, or wound down as part of our restructuring and integration efforts as a result of the Business Combination. As of July 1, 2009, in light of the decreasing significance of Non-Core activities, we ceased the management of Non-Core as a separate operating segment and consequently we are no longer providing separate operating segment disclosure with respect to Non-Core and have reclassified our prior period’s segment presentation so that it conforms to the current period’s presentation.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended December 31, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Operating Income (Loss) (Amounts in millions)

					Segments /
Three months ended December 31, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment operating income (loss)	$712	$162	$10	$884	$884

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales					(724)
- Stock-based compensation expense					(47)
- Restructuring expense					6
- Amortization of intangible assets and purchase price accounting related adjustments					(142)
- Impairment of intangible assets					(409)

Consolidated operating income (loss) (GAAP)					$(432)

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$712	$162	$10	$884

					Segments /
Three months ended December 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment operating income (loss)	$368	$257	$19	$644	$644

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales					(490)
- Stock-based compensation expense					(43)
- Restructuring expenses					(32)
- Amortization of intangible assets and purchase price accounting related adjustments					(201)
- Integration and transaction costs					(11)
- Other (v)					(15)
Consolidated operating income (loss) (GAAP)					$(148)

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$368	$257	$19	$644
- Change in Comparable Basis – Three Months Ended December 31, 2009 vs. 2008				37%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Other represents Non-Core activities, which are handled by certain functional departments of our Activision segment and are insignificant to Activision Blizzard’s financial condition and results of operations. Prior to July 1, 2009, we operated a fourth operating segment, Non-Core, which represented legacy Vivendi Games’ divisions or business units that the company had exited, divested, or wound down as part of our restructuring and integration efforts as a result of the Business Combination. As of July 1, 2009, in light of the decreasing significance of Non-Core activities, we ceased the management of Non-Core as a separate operating segment and consequently we are no longer providing separate operating segment disclosure with respect to Non-Core and have reclassified our prior period’s segment presentation so that it conforms to the current period’s presentation.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Years Ended December 31, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Operating Income (Loss) (Amounts in millions)

					Segments /
Year ended December 31, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment operating income (loss)	$663	$555	$16	$1,234	$1,234

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales					(383)
- Stock-based compensation expense					(154)
- Restructuring expenses					(23)
- Amortization of intangible assets and purchase price accounting related adjustments					(259)
- Impairment of intangible assets					(409)
- Integration and transaction costs					(24)
- Other (v)					(8)

Consolidated operating income (loss) (GAAP)					$(26)

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$663	$555	$16	$1,234

					Segments /
Year ended December 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment operating income (loss) (VG Jan. 1-Dec 31, Activision July 10-Dec 31)	$307	$704	$22	$1,033	$1,033

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales					(496)
- Stock-based compensation expense					(90)
- Restructuring expenses					(93)
- Amortization of intangible assets and purchase price accounting related adjustments					(292)
- Integration and transaction costs					(29)
- Other (v)					(266)
Consolidated operating income (loss) (GAAP)					$(233)

Comparable Presentation Adjustments:
Including Activision, Inc. prior period from July 1 to July 9, 2008
Segment operating income (loss)	(10)	—	1	(9)	$(9)
Reconciliation to consolidated operating income (loss)
- Stock-based compensation expense					(3)
- Integration and transaction costs					(38)
Consolidated operating income (loss)					$(50)

Including Activision, Inc. prior periods for the six months ended June 30, 2008
Segment operating income (loss)	172	—	4	176	$176
Reconciliation to consolidated operating income (loss)
- Stock-based compensation expense					(29)
- Integration and transaction costs					(12)
Consolidated operating income (loss)					$135

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$469	$704	$27	$1,200
- Change in Comparable Basis – Year Ended December 31, 2009 vs. 2008				3%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Other represents Non-Core activities, which are handled by certain functional departments of our Activision segment and are insignificant to Activision Blizzard’s financial condition and results of operations. Prior to July 1, 2009, we operated a fourth operating segment, Non-Core, which represented legacy Vivendi Games’ (“VG”) divisions or business units that the company had exited, divested, or wound down as part of our restructuring and integration efforts as a result of the Business Combination. As of July 1, 2009, in light of the decreasing significance of Non-Core activities, we ceased the management of Non-Core as a separate operating segment and consequently we are no longer providing separate operating segment disclosure with respect to Non-Core and have reclassified our prior period’s segment presentation so that it conforms to the current period’s presentation.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending March 31, 2010 and

Year Ending December 31, 2010

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for	Outlook for
	Three Months Ending	Year Ending
	March 31, 2010	December 31, 2010

Net Revenues (GAAP)	$1,120	$4,180

Excluding the impacts of:
Change in deferred net revenues	(595)	220	(a)

Non-GAAP Net Revenues	$525	$4,400

Earnings Per Diluted Share (GAAP)	$0.20	$0.47

Excluding the impacts of:
Change in deferred net revenues and related cost of sales	(0.22)	0.10	(b)
Stock based compensation	0.03	0.07	(c)
Amortization of intangible assets	0.01	0.06	(d)

Non-GAAP Earnings Per Diluted Share	$0.02	$0.70

(a)     Reflects the net change in deferred net revenues.

(b)    Reflects the net change in deferred net revenues and related cost of sales.

(c)     Reflects stock based compensation costs. Also includes the costs of the Blizzard Entertainment equity plan and Vivendi awards to historical Vivendi Games employees.

(d)    Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.